UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________________

FORM 8-K
__________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 10, 2008

Shells Seafood Restaurants, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28258	65-0427966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16313 N. Dale Mabry Hwy, Suite 100, Tampa, FL		33618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:       (813) 961-0944

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 6, 2008, Shells Seafood Restaurants, Inc. (the “Company”) filed a Current Report on Form 8-K with respect to Leslie Christon, the Company’s former Chief Executive Officer and President, leaving the Company to pursue other opportunities.

In connection with Ms. Christon leaving the Company, the Company entered into a Separation Agreement, dated March 10, 2008 with Ms. Christon (the “Separation Agreement”), which provides among other things that she shall receive as severance for a period commencing on February 29, 2008 and ending on the earlier of (i) the six month anniversary of such date or (ii) the date she commences employment with another entity or person, her then effective base salary (payable in equal installments in accordance with the Company’s normal salary and payment policies) and healthcare benefits. The Separation Agreement also contains a general release of all claims against the Company, its officer, directors and affiliates. A copy of the Separation Agreement is filed herewith as Exhibit 10.1.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On March 10, 2008, Leslie Christon, the Company’s former Chief Executive Officer and President, provided notice to the Company that she has resigned as a member of the Company’s Board of Directors, effective as of February 29, 2008.

The discussion under Item 1.01 of this Report is incorporated under this Item 5.02 as if set forth herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Item No.	Description

10.1	Separation Agreement, dated March 10, 2008, between the Company and Leslie Christon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELLS SEAFOOD RESTAURANTS, INC.

Date: March 11, 2008	By:	/s/ Warren R. Nelson

Name: Warren R. Nelson Title: President and Chief Financial Officer